EXPLANATORY NOTE

Alternative Ballistics Corporation, a Nevada corporation (the “Company”) has prepared this Form 1-A/A solely for the purpose of filing the Opinion and Consent of FitzGerald Kreditor Bolduc Risbrough LLP as Exhibits 11.1 and 12.1.

PART III. EXHIBITS.

EXHIBIT INDEX

Exhibit	Description
2.1**	Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on August 27, 2020
2.2**	Certificate of Amendment to Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on July 8, 2021
2.3**	Certificate of Designation of the Registrant filed with the Nevada Secretary of State on July 12, 2021
2.4**	Certificate of Amendment to Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on July 18, 2022
2.5**	Certificate of Amendment to Certificate of Designation of the Registrant filed with the Nevada Secretary of State on September 30, 2022
2.6**	Bylaws of the Registrant
3.1**†	2021 Omnibus Equity Compensation Plan of the Registrant
4.1**†	Form of Subscription Agreement
6.1**†	A&R Executive Employment Agreement between the Registrant and Steven Luna dated August 24, 2021
6.2**†	A&R Executive Employment Agreement between the Registrant and Jason LeBlanc dated August 24, 2021
6.3**†	A&R Executive Employment Agreement between the Registrant and Richard Nagle dated August 24, 2022
6.4**†	A&R Executive Employment Agreement between the Registrant and Vanessa Luna dated August 24, 2022
6.5**	Form of Advisory Agreement
6.6**	Lease Agreement between the Registrant and Premier Workspaces dated May 17, 2023
6.7**	Agreement with Issuance, Inc. dated November 17, 2023
6.8**	Agreement with GrowthTurbine dated January 30, 2024
11.1	Consent of FitzGerald Kreditor Bolduc Risbrough, LLP (included in Exhibit 12.1)
11.2**	Consent of M&K CPAS, PLLC
12.1	Opinion of FitzGerald Kreditor Bolduc Risbrough, LLP
14.1**	Power of attorney (See signature page of Offering Statement on Form 1-A )

†	Indicates management contract or compensatory plan
**	Previously filed

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on February 16, 2024.

Alternative Ballistics Corporation

By:	/s/ Steven Luna
Steven Luna
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of Regulation A, as amended, this Offering Statement on Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Luna	Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2024
Steven Luna

*	Chief Operations Officer and Director	February 16, 2024
Jason LeBlanc

*	Executive Vice President and Chairman of the Board	February 16, 2024
Vanessa Luna

*	Chief Financial Officer	February 16, 2024
Richard Nagle	(Principal Financial Officer and Principal Accounting Officer)

*/s/ Steven Luna	February 16, 2024
Steven Luna,
Attorney-in-Fact

III-2